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                                                                 Exhibit 23.3



                       CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 1, 1996, except for Note 16 as to which the date is August 27, 1996, with respect to the financial statements of POA Acquisition Corporation included in Amendment No. 2 to the Registration Statement (Form S-1) (No. 333-12457) incorporated by reference into this Registration Statement (Form S-1) filed under Rule 462(b) by Universal Outdoor Holdings, Inc.

                                             /s/ Ernst & Young LLP


Orlando, Florida
October 7, 1996